 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor New York, NY (Address of principal executive office)	10005 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series D Mandatory Convertible Preferred Stock, $1.00 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐ Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222648 Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 6.50% Series D Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), par value $1.00 per share of Assurant, Inc. (the “Company”). The description of the terms of the Mandatory Convertible Preferred Stock set forth under the heading “Description of Mandatory Convertible Preferred Stock,” in the Company’s prospectus supplement, dated March 7, 2018, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in the section entitled “Description of Preferred Stock and Depositary Shares Representing Preferred Stock We May Offer” in the accompanying prospectus, dated January 22, 2018, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-222648) filed under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated May 11, 2017 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed on May 12, 2017).

3.2	Amended and Restated Bylaws of the Registrant, as adopted on May 12, 2017 (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, originally filed on May 12, 2017).

3.3	Certificate of Designations of 6.50% Series D Mandatory Convertible Preferred Stock of Assurant, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 12, 2018).

4.1	Specimen 6.50% Series D Mandatory Convertible Preferred Stock share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 12, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Assurant, Inc.

Date: March 12, 2018
	By:	/s/ Carey S. Roberts
	Name:	Carey S. Roberts
	Title:	Executive Vice President, Chief Legal Officer and Secretary